UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2015

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2015, AV Homes, Inc. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

On April 30, 2015, the Company also announced a change to its reportable segments, effective for the quarter ended March 31, 2015, from Active Adult and Primary Residential segments to the geographic segments of Florida, Arizona and the Carolinas. The change is the result of the Company’s execution of operational and organizational changes. Historical 2014 and 2013 results for the geographic segments of Florida, Arizona and the Carolinas are furnished herewith as Exhibit 99.2 and provide the financial community with historical financial information consistent with the reportable segments requirements of Accounting Standards Codification 280, Segment Reporting. The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and the change in segments has no impact on the Company’s previously reported consolidated financial results. This information is also available on the Investor Relations section of the Company’s website at www.avhomesinc.com. Beginning with the quarter ended March 31, 2015, the Company’s financial statements will reflect the new reportable segments with prior periods adjusted accordingly.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and 99.2, which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 30, 2015.

99.2	Recast segment financial results for 2014 and 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: April 30, 2015	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 30, 2015.

99.2	Recast segment financial results for 2014 and 2013.